Exhibit g(iv) under Form N-1A
                                             Exhibit 10 under Item 601/ Reg. S-K

                                   Appendix A
                                     To the
                               Custodian Agreement
                                     Between
                             MTB Group of Funds and
                       State Street Bank and Trust Company
                              Dated: April 29, 2005

Portfolios of MTB Group of Funds:

MTB BALANCED FUND;
MTB EQUITY INCOME FUND
MTB EQUITY INDEX FUND;
MTB INCOME FUND
MTB INTERMEDIATE-TERM BOND FUND
MTB INTERNATIONAL EQUITY FUND
MTB LARGE CAP GROWTH FUND
MTB LARGE CAP GROWTH FUND II
MTB LARGE CAP STOCK FUND
MTB LARGE CAP VALUE FUND
MTB LARGE CAP VALUE FUND II
MTB MANAGED ALLOCATION FUND - AGGRESSIVE GROWTH
MTB MANAGED ALLOCATION FUND - AGGRESSIVE GROWTH II
MTB MANAGED ALLOCATION FUND - CONSERVATIVE GROWTH
MTB MANAGED ALLOCATION FUND - CONSERVATIVE GROWTH II
MTB MANAGED ALLOCATION FUND - MODERATE GROWTH
MTB MANAGED ALLOCATION FUND - MODERATE GROWTH II
MTB MARYLAND MUNICIPAL BOND FUND
MTB MID CAP GROWTH FUND
MTB MID CAP STOCK FUND
MTB MONEY MARKET FUND
MTB MULTI CAP GROWTH FUND
MTB NEW YORK MUNICIPAL BOND FUND
MTB NEW YORK TAX-FREE MONEY MARKET FUND
MTB PENNSYLVANIA MUNICIPAL BOND FUND
MTB PENNSYLVANIA TAX FREE MONEY MARKET FUND
MTB PRIME MONEY MARKET FUND
MTB SHORT DURATION GOVERNMENT BOND FUND
MTB SHORT-TERM CORPORATE BOND FUND
MTB SMALL CAP GROWTH FUND
MTB SMALL CAP STOCK FUND
MTB SOCIAL BALANCED FUND
MTB TAX FREE MONEY MARKET FUND
MTB U.S. GOVERNMENT BOND FUND
MTB U.S. GOVERNMENT MONEY MARKET FUND
MTB U.S. TREASURY MONEY MARKET FUND